Exhibit 99.1

PFSweb Announces Results of 2016 Annual Meeting of Stockholders

ALLEN, Texas – June 29, 2016 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce service provider, held its Annual Meeting of Stockholders today, June 29, 2016 in Allen, Texas.

All corporate proposals were approved by the Company’s stockholders, including: the election of seven directors, Mr. Benjamin Rosenzweig, Ms. Monica Luechtefeld, Mr. Michael Willoughby, Mr. Shinichi Nakagura, Mr. James F. Reilly, Mr. David I. Beatson, and Mr. Peter J. Stein; an amendment to the Company’s 2005 Employee Stock and Incentive Plan; compensation of the Company’s named executive officers on a non-binding, advisory basis; and ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2016.

About PFSweb, Inc.

PFSweb (NASDAQ: PFSW) is a global commerce service provider of solutions including digital strategy consulting, digital agency and marketing services, technology development services, business process outsourcing services, and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFSweb supports organizations across various industries, including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, ASICS, Roots Canada Ltd., PANDORA, Diageo, BCBGMAXAZRIA, ROKA Sports, T.J. Maxx, the United States Mint, and many more. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, London, Munich, and India. For more information, please visit www.pfsweb.com or download the free PFSweb IR App on your iPhone, iPad, or Android device.

Investor Relations

Scott Liolios or Sean Mansouri

Liolios Group, Inc.

Tel 1-949-574-3860

PFSW@liolios.com